Exhibit 5.1

Thomas A. Coll

+1 858 550 6013

collta@cooley.com

May 1, 2017

AmpliPhi Biosciences Corporation

3579 Valley Centre Drive

Suite 100

San Diego, CA 92130

Ladies and Gentlemen:

You have requested our opinion, as counsel to AmpliPhi Biosciences Corporation, a Washington corporation (the “Company”), with respect to certain matters in connection with the filing by the Company of a Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission, covering the offering of an aggregate up to 98,928 shares of the Company’s Common Stock, $0.01 par value (the “Shares”), including 82,440 shares issuable pursuant to the Company’s 2016 Equity Incentive Plan and 16,488 shares issuable pursuant to the Company’s 2016 Employee Stock Purchase Plan (collectively, the “Plans”).

In connection with this opinion, we have examined and relied upon the Registration Statement and related prospectuses, the Plans, the Company’s articles of incorporation and bylaws, as currently in effect, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies thereof.

Our opinion is expressed only with respect to the Washington Business Corporation Act.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the Plans, as applicable, the Registration Statement and the related prospectuses, will be validly issued, fully paid, and nonassessable (except as to Shares issued pursuant to certain deferred payment arrangements, which will be fully paid and nonassessable when such deferred payments are made in full).

We consent to the filing of this opinion as an exhibit to the Registration Statement.

Sincerely,

Cooley LLP

By:     /s/ Thomas A. Coll

            Thomas A. Coll

Cooley LLP 4401 Eastgate Mall San Diego, CA 92121
t: (858) 550-6000 f: (858) 550-6420 cooley.com